                               TICKETMASTER GROUP, INC.
               FOURTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT,
                     AMENDMENT TO GUARANTOR PLEDGE AGREEMENT AND
                      AMENDMENT TO THIRD PARTY PLEDGE AGREEMENT




         This FOURTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT,
AMENDMENT TO GUARANTOR PLEDGE AGREEMENT AND AMENDMENT TO THIRD PARTY PLEDGE AGREEMENT (this "AMENDMENT") is dated as of August 28, 1995 and entered into by and among Ticketmaster Group, Inc., an Illinois corporation ("BORROWER"), the financial institutions listed on the signature pages hereof ("LENDERS") and Wells Fargo Bank, National Association, as agent for Lenders ("AGENT"), the undersigned Guarantors (for purposes of Sections 4, 9, 11A, and 12 hereof only), and Paul Allen, as the Third Party Pledgor (for the purposes of Sections 5, 10, 11B and 12 only), and is made with reference to that certain Credit Agreement dated as of November 18, 1994, as amended by the First Amendment to Credit Agreement dated as of January 6, 1995, the Second Amendment to Credit Agreement dated as of January 30, 1995 and the Third Amendment and Limited Waiver to Credit Agreement and Amendment to Guarantor Pledge Agreement dated as of
April 7, 1995 (as so amended, the "CREDIT AGREEMENT"), by and among Borrower, the Lenders named therein ("EXISTING LENDERS") and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                       RECITALS

         WHEREAS, Borrower and Lenders desire to amend the Credit Agreement (a) to convert $35,000,000 of outstanding Revolving Loans to Term Loans, (b) to change the collateral coverage required in relation to the Term Loans, (c) to increase the minimum Applicable Margin at all times that the Terms Loans remain outstanding, (d) to provide for reductions in the Revolving Loan Commitments,
(e) to amend the financial covenants, (f) to add as a Lender under the Credit Agreement the financial institution identified on the signature pages of this Amendment as the "New Lender," and (g) to make such other amendments to the Credit Agreement as are set forth herein, in each case on the terms and in the manner set forth herein;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1.     AMENDMENTS TO THE CREDIT AGREEMENT


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

         A.   AMENDMENT TO SECTION 1.4:  DEFINITION OF APPLICABLE MARGIN.
Section 1.4 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting therefor a sentence reading as follows:

         "Notwithstanding the foregoing, from August 28, 1995 until such date as the Term Loans are repaid in full, the Applicable Margin with respect to LIBOR shall not be less than 1.625%."

         B.   AMENDMENT TO SECTION 1.80:  DEFINITION OF REQUIRED LENDERS.
Section 1.80 of the Credit Agreement is hereby amended by deleting therefrom the phrase reading "any Lender or Lenders" and substituting therefor the phrase reading "two or more Lenders".

         C. AMENDMENTS TO SECTION 2.1: REVOLVING LOAN COMMITMENTS. Section 2.1(a) of the Credit Agreement is hereby amended by inserting, at the end of the first sentence thereof, the following proviso:

         "; provided, further, the proceeds of Revolving Loans borrowed on or after August 28, 1995, which cause the aggregate principal amount of Loans outstanding to exceed the aggregate principal amount of Loans outstanding on August 28, 1995 shall be used by Borrower solely (a) to make loans and advances to and investments in the Australian joint ventures doing business as 'Ticketmaster Australasia', (b) to make loans to Eric Chandler Merchandising Partners, Inc. (or an affiliate thereof) to fund its 1996 Atlanta Olympic merchandising operations,
         (c) to make additional loans and advances to and investments in TM Publishing Inc. and (d) to support the business operations conducted by Borrower and its Restricted Entities."

Section 2.1(a) of the Credit Agreement is hereby further amended by deleting the last sentence of the second paragraph thereof and substituting therefor the following three sentences:

         "As of the close of business on August 28, 1995, $35,000,000 principal amount of the Revolving Loans then outstanding shall be converted into Term Loans, and Borrower, Lenders and Agent shall make such notations in their respective records (including, without limitation, their Loan Accounts and the Register) as are appropriate to reflect the increase in the principal amount of the outstanding Term Loans and the corresponding decrease in the outstanding principal amount of the Revolving Loans. Such conversion shall be automatic and shall occur without any action by, or notice to or from, Borrower, Agent, any Lender or any other Person. Notwithstanding anything to the contrary contained herein, all outstanding principal of and accrued but unpaid interest on the Revolving Loans shall be due and payable in full not later than the Maturity Date."


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

         D. AMENDMENT TO SECTION 2.2(a): TERM LOANS. Section 2.2(a) of the Credit Agreement is hereby amended by inserting at the end thereof the following sentence:

         "On August 28, 1995, the principal amount of the Term Loan outstanding shall be increased by an amount equal to the principal amount of the Revolving Loans converted, pursuant to Section 2.1(a), into Term Loans."

         E.   AMENDMENT TO SECTION 2.7:  REDUCTIONS OF REVOLVING COMMITMENTS.
Section 2.7 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

                   "SECTION 2.7 CANCELLATION OR REDUCTION OF REVOLVING LOAN COMMITMENTS.

              (a) OPTIONAL REDUCTIONS. At any time and from time to time, Borrower may irrevocably cancel or permanently reduce the unused portion of the Revolving Loan Commitments by giving Agent not less than five (5) Business Days' prior written notice thereof; provided, however, that any partial reduction shall be in an amount equal to Five Million Dollars ($5,000,000) or any greater whole multiple of Ten Thousand Dollars ($10,000); and provided further, that no such voluntary reduction shall reduce the Revolving Loan Commitments below the aggregate unpaid principal amount of Borrowings thereunder outstanding on the date of such reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice.

              (b) MANDATORY REDUCTIONS. As of the close of business on August 28, 1995, the Revolving Loan Commitments shall be permanently reduced by an amount equal to any excess of the Revolving Loan Commitments as then in effect over $100,000,000; as of the close of business on December 31, 1997, the Revolving Loan Commitments shall be permanently reduced by an amount equal to any excess of the Revolving Loan Commitments as then in effect over $90,000,000; and as of the close of business on December 31, 1998, the Revolving Loan Commitments shall be permanently reduced by an amount equal to any excess of the Revolving Loan Commitments as then in effect over $75,000,000. Each such reduction shall be automatic and shall occur without any action by, or notice to or from, Borrower, Agent, any Lender or any other Person.

         F. AMENDMENT TO SECTION 2.8(c): MANDATORY PREPAYMENTS. Section 2.8(c) of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (iii) of such section and substituting a comma (,) therefor and by inserting the word "and" at the end of clause (iii) thereof immediately followed by the following clause (iv):


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

         "(iv) 100% of the excess of the Total Utilization of the Revolving Loan Commitments over the Revolving Loan Commitments then in effect"

         G. AMENDMENT TO SECTION 2.12(d): PRO RATA TREATMENT. Section 2.12(d) of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (iii) of such section and substituting a comma (,) therefor and by inserting the word "and" at the end of clause (iii) thereof (following the parenthetical clause at the end of clause (iii)) immediately followed by the following clause (iv):

         "(iv) outstanding Revolving Loans that are converted into Term Loans in accordance with the provisions of the second paragraph of Section
         2.1 shall be converted in accordance with the respective Pro Rata Shares of the Lenders"

         H.   AMENDMENT TO SECTION 2.15(b):  COLLATERAL FOR TERM LOANS.
Section 2.15(b) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following sentence therefor:

         "The Term Loans will also be secured by a first priority Lien granted by Third Party Pledgor in favor of Agent for the benefit of the Lenders in publicly traded common stock (with no restriction that would prohibit or delay any sale thereof immediately upon the occurrence of an Event of Default) or investment grade bonds ("TERM LOAN COLLATERAL") having an aggregate market value equal to no less than (a) $52,000,000 or such amount as will cause the ratio of the outstanding Term Loans to Term Loan Collateral to equal no more than 76.92% at all times prior to August 28, 1995, and (b) $90,000,000 or such amount as will cause the ratio of the outstanding Term Loans to Term Loan Collateral to equal no more than 83.33% at all times on or after August 28, 1995."

         I. AMENDMENTS TO SECTION 5.9(b): MAXIMUM LEVERAGE RATIO. Section 5.9(b) of the Credit Agreement is hereby amended by deleting therefrom in their entirety, from the first table set forth therein, the lines reading as follows:

         "Closing Date through January 31, 1996       5.5 to 1
         February 1, 1996 through January 31, 1997         4.75 to 1"

and substituting therefor the following lines:

         "August 1, 1995 through October 31, 1995          7.00 to 1
         November 1, 1995 through April 30, 1996           6.50 to 1
         May 1, 1996 through July 31, 1996                 6.40 to 1
         August 1, 1996 through January 31, 1997           4.75 to 1"


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         J.   AMENDMENTS TO SECTION 5.9(c):  FREE CASH FLOW COVERAGE RATIO.
Section 5.9(c) is hereby amended by deleting the phrase reading "1.5 to 1.0" from the end thereof and substituting the following clause therefor:

         "1.1 to 1.0 for any such fiscal quarters ending during the period from February 1, 1995 through July 31, 1996, and 1.5 to 1.0 for any such fiscal quarters ending on or after August 1, 1996"

         K. AMENDMENTS TO SECTION 5.9(d): MINIMUM EBITDA. Section 5.9(d) is hereby amended by deleting such clause in its entirety and substituting the following therefor:

         "(d) MINIMUM EBITDA.  The EBITDA of Borrower shall not be less than
         (i) $34,000,000 for the Borrower's Fiscal Year ending on January 31, 1995, (ii) $32,000,000 for the Borrower's Fiscal Year ending on January 31, 1996 and (iii) $36,000,000 for any Fiscal Year of the Borrower ending thereafter."

         L. FURTHER AMENDMENTS TO SECTION 5.9: ADDITION OF REVOLVING LOAN COVERAGE RATIO. Section 5.9 is hereby further amended by adding at the end thereof the following subparagraph (e):

              "(e) REVOLVING LOAN COVERAGE RATIO. As of the end of each fiscal quarter of Borrower ending during the periods set forth below, maintain a ratio of (i) the principal amount of the Revolving Loans outstanding on such fiscal quarter end to (ii) Cash Flow for the twelve month period then ended of not more than the amount set forth below for the correlative period:

              PERIOD                   REVOLVING LOAN COVERAGE RATIO

         August 1, 1995 through October 31, 1995           4.25 to 1
         November 1, 1995 through January 31, 1996         4.00 to 1
         February 1, 1996 through April 30, 1996      3.90 to 1
         May 1, 1996 through July 31, 1996                 3.80 to 1
         August 1, 1996 through the Maturity Date          3.75 to 1"

         M.   AMENDMENT TO SECTION 5.13:  PLEDGES OF ADDITIONAL COLLATERAL.
Section 5.13(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

              "(b) If Borrower or any Restricted Entity shall make loans or advances pursuant to clauses (k), (l), (m), and (n) of Section 6.8, Borrower or such Restricted Entity, as applicable, shall cause such loans and advances to be evidenced by a promissory note and shall pledge such note to Agent as Collateral pursuant to a pledge agreement in form and substance reasonably satisfactory to Agent; provided that this Section 5.13(b) shall only be applicable


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

         to loans and advances made to Unrestricted Entities pursuant to Clause 6.8(k) when the aggregate investment (whether by stock purchase, loan, capital contribution or otherwise) by Borrower, any Subsidiary or Partnership in such Unrestricted Entity exceeds $2,500,000; provided further that this Section 5.13(b) shall only be applicable to loans and advances made to any of the Australian joint ventures doing business as 'Ticketmaster Australasia' to the extent (x) the proceeds thereof comprise a portion of the initial capitalization of such joint ventures or (y) such loans have a maturity date after the first anniversary of the date they were made and have an aggregate principal amount in excess of $1,000,000."

         N. AMENDMENT TO SECTION 6.8: LOANS AND INVESTMENTS. Section 6.8 of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (k) thereof and substituting a comma (,) therefor, by inserting a comma (,) at the end of clause (k) thereof immediately followed by the following clauses (l) and (m):

         "(l) a loan by Borrower in an amount not to exceed $2,000,000 to 3471, Inc., a Florida corporation, which loan shall be secured by a pledge of 3471, Inc.'s 20% stock ownership in Ticketmaster Florida, Inc., (m) loans and other advances by Borrower or any Restricted Entity, in an aggregate outstanding principal amount not exceeding $8,000,000 at any time, to Eric Chandler Merchandising Partners, Inc. (or an affiliate thereof) to fund its 1996 Atlanta Olympic merchandising operations; provided that Borrower or any of its Restricted Subsidiaries has financial oversight over such operations pursuant to the terms of a management and consulting agreement which Agent reasonably determines to be effective to give Borrower or any such Restricted Subsidiary such financial oversight and (n) loans and other advances by Borrower or any Restricted Entity to any of the Australian joint ventures doing business collectively as 'Ticketmaster Australasia'.";

Section 6.8 of the Credit Agreement is hereby further amended by inserting at the end there of the following proviso:

         "; provided still further that the loans and advances permitted pursuant to clauses (k), (l), (m) and (n) above shall be evidenced by a promissory note, and Borrower and/or such Restricted Entity, as the case may be, shall pledge such note to Agent in accordance with the provisions of Section 5.13(b); provided still further that the foregoing proviso shall only be applicable to loans and advances made to Unrestricted Entities when the aggregate investment (whether


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

         by stock purchase, loan, capital contribution or otherwise) by Borrower, any Subsidiary or Partnership in such Unrestricted Entity exceeds $2,500,000; provided still further that the foregoing proviso shall only be applicable to loans and advances made to any of the Australian joint ventures doing business as 'Ticketmaster Australasia' to the extent (x) the proceeds thereof comprise a portion of the initial capitalization of such joint ventures or (y) such loans have a maturity date after the first anniversary of the date they were made and have an aggregate principal amount in excess of $1,000,000.

         O.   AMENDMENT OF SCHEDULES

         (i) SCHEDULE A: LENDERS. SCHEDULE A to the Credit Agreement is hereby amended by deleting said SCHEDULE A in its entirety and substituting in place thereof a new SCHEDULE A in the form of ANNEX A to this Amendment.

         (ii) SCHEDULE 9.2: LENDERS' NOTICE ADDRESSES. SCHEDULE 9.2 to the Credit Agreement is hereby amended by deleting said SCHEDULE 9.2 in its entirety and substituting in place thereof a new SCHEDULE 9.2 in the form of ANNEX B to this Amendment.

         P.   MODIFICATION OF EXHIBIT

         EXHIBIT 5.3(b): FORM OF COMPLIANCE CERTIFICATE. EXHIBIT 5.3(b) to the Credit Agreement is hereby amended by deleting Attachment No. 1 therefrom in its entirety and substituting therefor Attachment No. 1 in the form of ANNEX C to this Amendment.

         SECTION 2.     ADDITION OF LENDERS; NOTICE ADDRESSES; ADDITIONAL NOTES


         The Credit Agreement is hereby amended to include New Lender as a Lender for all purposes and, as such, New Lender shall hereby become vested with all the rights, powers, privileges and duties of a Lender under the Credit Agreement and each of the other Loan Documents. For purposes of the Credit Agreement, the address of New Lender shall be as set forth on SCHEDULE 9.2 in the form of ANNEX B to this Amendment.

         Borrower agrees to execute and deliver to Agent for Wells Fargo Bank, National Association ("WELLS FARGO") and New Lender a Revolving Loan Note and a Term Loan Note in the amount of such Lender's Revolving Loan Commitment and Term Loan Commitment (after giving effect to the assignment by Wells Fargo to New Lender) (each an "ADDITIONAL NOTE" and collectively the "ADDITIONAL NOTES"), in the form of Exhibit 1.65A and 1.65B, respectively, to the Credit Agreement.
Each of the parties hereto hereby acknowledges and agrees that each Additional
Note is a Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans evidenced by the Additional Notes shall constitute Loans for all purposes under the Credit Agreement and the other Loan Documents.


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         SECTION 3.     LIMITED WAIVER OF CREDIT AGREEMENT; ACKNOWLEDGEMENT OF
                        NO UNCURED DEFAULTS

         Lenders hereby waive any Event of Default heretofore arising solely from Borrower's failure to comply with the provisions of Sections 5.9(b), 5.9(c) and 6.8 of the Credit Agreement to the extent, and only the extent, that Borrower would have been in compliance with such sections if the amendments thereto to be effected pursuant to this Amendment were in effect from and after April 7, 1995. Lenders and Borrower hereby waive failure to comply with subsection 9.5(b) with respect to the portions of Loans and Commitments assigned by Wells Fargo to New Lender pursuant to the terms hereof (i) to the extent the amounts of such assignments are less than the amounts required by such subsection 9.5(b) and (ii) to the extent that New Lender is not an Eligible Assignee.
         The foregoing waivers shall be limited exactly as written, and, without limiting the generality of the forgoing, such waivers shall not be construed or deemed a waiver of any other Event of Default or of Borrower's compliance with any other section of the Credit Agreement.

         Lenders acknowledge that they are not aware of any Event of Default that will continue after giving effect to the foregoing waiver and the amendments to the Credit Agreement to be effected by this Amendment.

         SECTION 4.     MODIFICATION TO GUARANTOR PLEDGE AGREEMENT

         Lenders hereby authorize and direct, and Agent and the Credit Support parties party to the Guarantor Pledge Agreement hereby agree, that Schedule A to the Guarantor Pledge Agreement is hereby amended by deleting the number "100" and substituting therefor the number "400" opposite Ticketmaster - Michigan, Inc. in the column under the heading "Number of Shares".

         SECTION 5.     MODIFICATION TO THIRD PARTY PLEDGE AGREEMENT

         Lenders hereby authorize and direct, and Agent and Paul Allen, as the Third Party Pledgor, hereby agree, that paragraph C of Section 5 of the Third Party Pledge Agreement is hereby amended by deleting the last four lines thereof (beginning with the phrase "aggregate market value" and ending with "76.92%") and substituting therefor the following:

         "aggregate market value equal to (a) no less than $52,000,000 or such amount as will cause the ratio of the outstanding principal amount of the Term Loan to such stock and bonds to equal no more than 76.92% at all times prior to August 28, 1995, and (b) no less than $90,000,000 or such amount as will cause


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

         the ratio of the outstanding principal amount of the Term Loan to such stock and bonds to equal no more than 83.33% at all times on and after August 28, 1995"

         SECTION 6.     AGREEMENT REGARDING LETTER OF CREDIT

         Borrower and Lenders hereby agree that the letter of credit having a stated amount of $30,000 issued by Wells Fargo for the benefit of the City of Orlando, Florida on or about July 31, 1995, in replacement of the similar letter of credit shown on Schedule 3.1 of the Credit Agreement shall, upon the effectiveness of this Amendment, be deemed a Letter of Credit issued and outstanding under the Credit Agreement.

         SECTION 7.     CONDITIONS TO EFFECTIVENESS

         This Amendment shall become effective as of August 28, 1995 (the "FOURTH AMENDMENT EFFECTIVE DATE") upon the satisfaction of all of the following conditions precedent:

         A. On or before the Fourth Amendment Effective Date, Borrower shall deliver to Agent the following, each, unless otherwise noted, dated the Fourth Amendment Effective Date:

              1. Signature and incumbency certificates of Borrower's officers executing this Amendment, the Additional Notes and the Replacement Notes (as defined below);

              2. Resolutions of Borrower's Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and approving and authorizing the execution, delivery and payment of the Additional Notes and the Replacement Notes;

              3. Copies of this Amendment executed by Borrower and each Credit Support Party;

              4. Term Loan Notes, substantially in the form of Exhibit 1.65B to the Credit Agreement, with appropriate insertions, for each Existing Lender, as increased in accordance with the provisions of this Amendment (the "REPLACEMENT NOTES"); and

              5.   Additional Notes.

         B. On or before the Fourth Amendment Effective Date, Agent shall have received from Existing Lenders and New Lender an executed copy of this Amendment.



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

         C. On or before the Fourth Amendment Effective Date, Borrower shall pay to Agent, for distribution to those Existing Lenders that execute and deliver counterparts of this Amendment, an amendment fee equal to 0.25% of the sum of such Existing Lenders' Revolving Loan Commitments and Term Loans, as then in effect and outstanding.

         SECTION 8.     BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Borrower has all requisite corporate power and authority to enter into this Amendment, the Additional Notes and the Replacement Notes and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT") and the Replacement Notes.

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the issuance, delivery and payment of the Additional Notes and the Replacement Notes have been duly authorized by all necessary corporate action on the part of Borrower.

         C. NO CONFLICT. The execution, delivery and performance by Borrower of this Amendment and Guarantors of this Amendment and, in the case of Borrower, the Additional Notes and the Replacement Notes do not violate any provision of any law or regulation applicable to Borrower the violation of which could reasonably be expected to have a Material Adverse Effect, or contravene any provision of Borrower's articles of incorporation or by-laws, or result in or constitute a Defined Default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound which default could reasonably be expected to have a Material Adverse Effect.

         D. GOVERNMENTAL CONSENTS. No Governmental Approval is required in connection with the execution, delivery and performance by Borrower or any Guarantor of this Amendment, and, in the case of Borrower, the Additional Notes and the Replacement Notes, the performance by Borrower of the Amended Agreement or to ensure the legality, validity or enforceability hereof or thereof.

         E. BINDING OBLIGATION. This Amendment and the Replacement Notes have been duly executed and delivered by Borrower, and this Amendment, the Additional Notes, the Replacement Notes and the Amended Agreement are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. Upon giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         SECTION 9.     GUARANTOR'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment, each Guarantor party to the Guarantor Pledge Agreement represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Such Guarantor has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Guarantor Pledge Agreement as amended by this Amendment (the "AMENDED GUARANTOR PLEDGE").

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of such Guarantor.

         C. BINDING OBLIGATION. This Amendment has been duly executed and delivered by such Guarantor, and this Amendment and the Amended Guarantor Pledge are the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 10.    THIRD PARTY PLEDGOR'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment, Paul Allen, as the Third Party Pledgor, represents and warrants to each Lender that the following statements are true, correct and complete:

         A. GOVERNMENTAL CONSENTS. No Governmental Approval is required in connection with the execution, delivery and performance by the Third Party Pledgor of this


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

Amendment, the performance by the Third Party Pledgor of the Third Party Pledge Agreement, as amended by this Amendment, or the performance by the Third Party Pledgor of the transactions contemplated hereby or thereby or to ensure the legality, validity or enforceability hereof or thereof.

         B. BINDING OBLIGATION. This Amendment has been duly executed and delivered by the Third Party Pledgor, and this Amendment and the Third Party Pledge Agreement, as amended by this Amendment, are the legally valid and binding obligations of the Third Party Pledgor, enforceable against the Third Party Pledgor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 11.    ACKNOWLEDGEMENT AND CONSENT

         A. GUARANTORS. Guarantors are parties to the Guaranty, the Guarantor Pledge Agreement (in the case of certain Guarantors), the Security Agreement dated as of March 31, 1995 (the "Security Agreement") by the Guarantors named therein (in the case of certain Guarantors) and the Second Amended and Restated Trademark Mortgage Agreement dated as of March 31, 1995 (the "Trademark Agreement") between Ticketmaster Corporation and Agent (in the case of Ticketmaster Corporation) pursuant to which each Guarantor has guarantied the Obligations on the terms (and to the extent) set forth in the Guaranty and certain Guarantors have created Liens in favor of Agent on certain Collateral to secure the Obligations on the terms (and to the extent) set forth in the Guarantor Pledge Agreement, the Security Agreement and the Trademark Agreement. The Guaranty, the Guarantor Pledge Agreement (as heretofore amended and as further amended hereby), the Security Agreement and the Pledge Agreement are collectively referred to herein as the "GUARANTOR DOCUMENTS."

         Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Guarantor Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible in accordance with the applicable provisions of the Guarantor Documents the payment and performance of all guarantied or secured obligations.

         Each Guarantor acknowledges and agrees that any of the Guarantor Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms the understanding and intent of such party that, upon the effectiveness of this Amendment, and as a result thereof, the definition of "Obligations" contained in the Amended Agreement includes the obligations of Borrower under the Additional Notes and the Replacement Notes.

         Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

         B. THIRD PARTY PLEDGOR. The Third Party Pledgor has created a Lien on certain Collateral to secure the Obligations pursuant to (and to the extent set forth in) the Third Party Pledge Agreement. The Third Party Pledgor hereby acknowledges that he has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.

         Without limiting the generality of the foregoing the Third Party Pledgor hereby expressly acknowledges and consents to (a) the $35,000,000 increase in the principal amount of the Term Loan to be effected by this Amendment and (b) the increase in the minimum Applicable Margin for LIBOR Borrowings to be effected by this Amendment and hereby agrees that, for the purposes of the Third Party Pledge Agreement, the "Term Loan" shall mean the Term Loan as so increased. The Third Party Pledgor hereby agrees that this Amendment shall evidence his consent to such increase in the Term Loan and such increase in the minimum Applicable Margin for LIBOR Borrowings for the purposes of clause (f) of Section 15 of the Third Party Pledge Agreement.

          The Third Party Pledgor confirms that the Third Party Pledge Agreement and all Collateral encumbered thereby will continue to secure in accordance with the applicable provisions of the Third Party Pledge Agreement the payment and performance of all secured obligations.

         The Third Party Pledgor acknowledges and agrees that the Third Party Pledge Agreement shall continue in full force and effect and that all of his obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. The Third Party Pledgor represents and warrants that all representations and warranties contained in the Third Party Pledge Agreement are true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         SECTION 12.    MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (i) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement. On and after the Fourth Amendment Effective Date, each reference in any Loan Document to the "Guarantor Pledge Agreement" or the "Third Party Pledge Agreement," or references to matters "thereunder", "thereof" or words of like import referring to the Guarantor Pledge Agreement and the Third Party Pledge Agreement shall mean and be a reference to the Guarantor Pledge Agreement or the Third Party Pledge Agreement, respectively, in each case as amended by this Amendment.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. FEES AND EXPENSES. Borrower acknowledges that all reasonable costs, fees and expenses as described in subsection 9.3 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. REPLACEMENT OF TERM LOAN NOTES. Each Lender agrees that upon Borrower's execution and delivery to such Lender of a Term Loan Note substantially in the form of Exhibit 1.65B to the Credit Agreement, with appropriate insertions, to evidence the Term Loan of such Lender as increased in accordance with the terms of this Amendment, the Term Loan Note heretofore delivered to such Lender shall be deemed replaced and shall be of no further force or effect, and each Lender agrees to return such replaced Note to Borrower for cancellation.

         E. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         F. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                     [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             BORROWER:

                             TICKETMASTER GROUP, INC.,
                               AN ILLINOIS CORPORATION


                             By:
                                 -------------------------------
                             Title:
                                    ----------------------------


                             GUARANTORS (FOR THE PURPOSES OF SECTIONS 4, 9, 11A AND 12 ONLY):

                             TICKETMASTER CORPORATION,
                               AN ILLINOIS CORPORATION
                             TICKETMASTER-SOUTHERN
                               CALIFORNIA, INC., A CALIFORNIA
                               CORPORATION
                             TICKETMASTER-ARIZONA, INC., AN
                               ARIZONA CORPORATION
                             TICKETMASTER CORPORATION OF
                               WASHINGTON, A WASHINGTON
                               CORPORATION
                             TICKETMASTER-COLORADO, INC., A
                               COLORADO CORPORATION
                             TICKETMASTER-INDIANA, INC., AN
                               INDIANA CORPORATION
                             TICKETMASTER-GEORGIA, INC., A
                               GEORGIA CORPORATION
                             TICKETMASTER-CHICAGO, INC., AN
                               ILLINOIS CORPORATION
                             TICKETMASTER-MIDWEST, INC., A
                               MINNESOTA CORPORATION



                             By:
                                 -------------------------------
                                  Peter B. Knepper
                             Its: Chief Financial Officer
                                  and Treasurer

                             TICKETMASTER ADVERTISING
                               COMPANY, AN ILLINOIS CORPORATION
                             TMC CONSULTANTS, INC., AN
                               ILLINOIS CORPORATION
                             TICKETMASTER-TENNESSEE, INC., A
                               TENNESSEE CORPORATION
                             TICKETMASTER-LAS VEGAS, INC., A
                               NEVADA CORPORATION
                             TMNY HOLDINGS, INC., A NEW YORK
                               CORPORATION
                             TICKETMASTER-NEW YORK, INC., A
                               DELAWARE CORPORATION
                             TICKETMASTER-MICHIGAN, INC., A
                               MICHIGAN CORPORATION
                             TICKETMASTER FLORIDA
                               MANAGEMENT CORPORATION, A
                               FLORIDA CORPORATION
                             TICKETMASTER EUROPE, INC.,
                               A DELAWARE CORPORATION
                             TICKETMASTER-TEXAS MANAGEMENT
                               CORPORATION, A DELAWARE
                               CORPORATION
                             ENTERTAINMENT STRATEGIES, LTD.,
                               A CALIFORNIA CORPORATION
                             TICKETMASTER-NEW ORLEANS, INC.,
                               A LOUISIANA CORPORATION
                             TICKETMASTER CORPORATION,
                               A DELAWARE CORPORATION


                             By:
                                 -------------------------------
                                  Peter B. Knepper
                             Its: Chief Financial Officer
                                  and Treasurer

                             THIRD PARTY PLEDGOR (FOR THE PURPOSES OF SECTIONS 5, 10, 11B AND 12 ONLY):

                             PAUL ALLEN


                             -----------------------------------

                             EXISTING LENDERS:

                             WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             INDIVIDUALLY AS A LENDER AND AS AGENT


                             By:
                                 ----------------
                             Title:
                                    -------------


                             U.S. BANK OF WASHINGTON, N.A., AS A LENDER


                             By:
                                 ----------------
                             Title:
                                    -------------



                             BANQUE NATIONALE DE PARIS, AS A LENDER


                             By:
                                 ----------------
                             Title:
                                    -------------


                             FIRST BANK NATIONAL ASSOCIATION, AS A LENDER


                             By:
                                 ----------------
                             Title:
                                    -------------

                             NEW LENDER:

                             CITY NATIONAL BANK, as a Lender


                             By:
                                 ----------------
                             Title:
                                    -------------

                                       ANNEX A


                              RESTATEMENT OF SCHEDULE A

                                      SCHEDULE A
                             LENDERS AND PRO RATA SHARES



         LENDER                  PRO RATA SHARE

Wells Fargo Bank, N.A.            69.14285714%

First Bank National Association   14.28571429%

U.S. Bank of Washington, N.A.      8.57142857%

City National Bank                 2.85714286%

Banque Nationale de Paris          5.14285714%

                                       ANNEX B

                                     SCHEDULE 9.2

                                 NOTICE ADDRESSES FOR
                           LENDERS (OTHER THAN WELLS FARGO)



U.S. Bank of Washington, N.A.
10800 NE 8th Street
Suite 1000
Bellevue, WA 98004
(206) 450-5918
FAX: (206) 450-5989
Attention:  Ann Caldwell


First Bank National Association
601 Second Avenue
Minneapolis, MN  55402-4302
(612) 973-1819
FAX: (612) 973-0824
Attention:  Robert W. Miller

City National Bank
400 North Roxbury Drive
4th Floor
Beverly Hills, CA 90210
(310) 888-6208
FAX: (310) 888-6159
Attention:  Norman Starr

Banque Nationale de Paris
725 South Figueroa Street
Suite 2090
Los Angeles, California  90017
(213) 488-9120
FAX: (213) 488-9602
Attention:  Janice Ho

                                       ANNEX C

                                   ATTACHMENT NO. 1
                              TO COMPLIANCE CERTIFICATE



         Capitalized terms used herein shall have the meanings set forth in the Credit Agreement (the "Credit Agreement") dated as of November 18, 1994 among Ticketmaster Group, Inc., an Illinois corporation ("Borrower"), Wells Fargo Bank, National Association, a national banking association and the other financial institutions which are or hereafter become signatories thereto and which are identified on SCHEDULE A thereto, as amended from time to time, and Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders thereunder. Subsection references herein relate to the subsections of the Credit Agreement. Reference should be made to the relevant sections (and related definitions) set forth in the Credit Agreement with respect to concepts stated below in summary fashion. If a conflict exists, the Credit Agreement shall control.


A.  LIQUIDITY RATIO

    1.   Cash                                        $__________

    2.   Cash Equivalents                            $__________

    3.   Client Accounts Receivables                 $__________

    4.   Client Accounts Payable                     $__________

    5.   Liquidity (lines (1+2+3) - line 4)          $__________

    6.   Minimum liquidity under Section 5.9(a)      $1.00


B.  MAXIMUM LEVERAGE RATIO (as of _____________, 19__)

    1.   (a)  Debt with respect to borrowed
              money:                                 $__________

         (b)  Proximate Contingent Obligations:      $__________

         (c)  Total of (a) and (b):                  $__________

    2.   (a)  EDITDA (see line D8 below):            $__________

         (b)  Cash dividends:                        $__________

         (c)  Distributions to minority
              interests:                             $__________

         (d)  EDITDA generated by assets
              or operations sold:                    $__________

         (e)  Cash Flow for the twelve month         $__________
              period then ended ((a)+(b)-
              (c)-(d)):

    3.   Leverage Ratio (line 1(c):line 2(e)):       ____:1.00

    4.   Maximum Permissible Leverage Ratio
         for period under subsection 5.9(b):         ____:1.00

C.  FREE CASH FLOW COVERAGE RATIO (as of ____________, 19__)

    1.   (a)  Cash Flow for the twelve month
              period then ended (see line B2(e)      $__________
              above):

         (b)  Capital Expenditures for
              the twelve month period then
              ended:                                 $__________

         (c)  Dividends paid in cash during
              such period on any equity
              securities issued by Borrower:         $__________

         (d)  Redemptions of any such
              securities or other withdrawals
              of equity for cash during such
              period:                                $__________

         (e)  Total of ((a)-((b)+(c)+(d))):          $__________

    2.   Sum of all payments made on account
         of principal of, or interest on,
         Debt (other than principal paid on
         Debt under Existing Credit Agreement
         and Debt described on Schedule 2.1(a)):     $_________

    3.   Free Cash Flow Coverage Ratio
         (line 1(e):line 2):                         ____:1.00

    4.   Minimum Free Cash Flow Coverage Ratio
         under Section 5.9(c):                       ____:1.00

D.  MINIMUM EBITDA  (as of __________, 19__)

    1.   Earnings of Borrower for
         the Fiscal Year:                            $___________

    2.   Total interest expense:                     $___________

    3.   Provision for taxes based on
         income:                                     $___________

    4.   Total depreciation expense:                 $___________

    5.   Total amortization expense:                 $___________

    6.   Minority interests:                         $___________

    7.   Non-recurring and non-ordinary
         losses, losses from asset sales
         in excess of $500,000:                      $___________

    8.   Non-recurring and non-ordinary
         gains, gains from asset sales
         in excess of $500,000:                      $___________

    9.   Equity interest in Earnings of Unrestricted
         Entities (to the extent included above):    $___________

    10.  EBITDA (1+2+3+4+5+6+7-(8+9)):               $___________

    11.  Minimum EBITDA required under
         subsection 5.9(d):

          (a)  Fiscal Year ended 1/31/95              $34,000,000

          (b)  Fiscal Year ended 1/31/96              $32,000,000

          (c)  Fiscal Years ending thereafter         $36,000,000

E.   REVOLVING LOAN COVERAGE RATIO (as of __________, 19__)

     1.   principal amount of Revolving Loans
          outstanding on fiscal quarter end:          $___________

     2.   Cash Flow for the twelve month
          period then ended (see line B2(e)
          above):                                     $___________

     3.   Revolving Loan Coverage Ratio:              _____:1.00

     4.   Minimum Revolving Loan Coverage Ratio:
          required under subsection 5.9(e):           _____:1.00

F.   ADJUSTED LEVERAGE RATIO (as of __________, 19__)

     1.   Debt for borrowed money and
          reimbursement obligations for
          letters of credit other than
          secured Term Loans:
                                                      $__________

     2.   (a)  EBITDA:                                $__________

          (b)  cash dividends received and
          unrestricted cash dividends
          declared:                                   $__________

          (c)  distributions to minority
          shareholders:                               $__________

          (d)  EBITDA generated by assets or
               operations sold:                       $__________

          (e)  Total ((a)+(b)-(c)-(d)):               $__________

     3.   Adjusted Leverage Ratio
          (line 1:line 2(e)):                         ___:1.00

G.   CAPITAL EXPENDITURES (as of ____________, 1994)

     1.   Capital Expenditures year to date:          $__________

     2.   Maximum permissible Capital
          Expenditures under Section 6.2:             $10,000,000

H.   OTHER INDEBTEDNESS (as of _____________, 19__)

     1.   Capital lease obligations:                  $__________

     2.   Maximum permissible capital lease
          obligations under Section 6.4:              $3,000,000

     3.   Purchase money debt:                        $__________

     4.   Maximum permissible amount of purchase
          money debt under Section 6.4:               $1,000,000

I.   MAKE-WELL AGREEMENTS (as of _________, 19__)

     1.   Aggregate liability under all
          Make-Well Agreements:                       $__________

     2.   50% of Cash Flow (see line B2(e)
          above)                                      $__________

     3.   Greater of line H2 and
          $15,000,000                                 $__________

J.   ACQUISITIONS (as of __________, 19__)

     1.   Aggregate Debt of all Acquisition
          Candidates acquired in the fiscal
          year:                                       $__________

     2.   Maximum permissible aggregate Debt
          of all Acquisition Candidates
          under Section 6.12:                         $1,000,000

     3.   Acquisition Candidate's EDITDA
          for prior 12 months (PROVIDE FOR
          EACH ACQUISITION CANDIDATE):                $__________